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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-124232) and related prospectus of SEACOR Holdings Inc. for the registration of 6,801,251 shares of its common stock and to the incorporation by reference therein of our report dated February 25, 2005, with respect to the consolidated financial statements of Seabulk International, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Certified Public Accountants

Fort Lauderdale, Florida
May 24, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm